                                                                 Exhibit 10.1.17


                        DESIGN AND DEVELOPMENT AGREEMENT

         This Agreement made as of the 15th day of June 2001, by and between ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership (the "Partnership"), and ROBERTS PROPERTIES, INC., a Georgia corporation (the "Developer"),

                              W I T N E S S E T H:

         WHEREAS, the Partnership has acquired approximately 10.930 acres in Land Lots 25 and 26 of the 17th District and in Land Lots 385 and 386 of the 18th District and approximately 2.082 acres located in Land Lot 25 of the 17th District, Fulton County, Georgia, fronting on Northridge Parkway, and the Partnership intends to develop, construct, own and operate on the Property a 220 unit apartment community ("Northridge"); and

         WHEREAS, the Partnership desires that the Developer perform certain advisory, administrative and supervisory services relating to the Partnership's design, development and construction of Northridge;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

                                       1.

                                    Services

         The Developer will create and develop Northridge and manage the team of professionals involved, including engineers, land planners, architects and designers, and manage the design team involved in developing the interior design and models, as well as selecting the materials, finishes, features and colors for Northridge. The Developer shall also provide supervisory services to ensure that Northridge is built in accordance with the approved Plans and Specifications provided.

                                       2.

                                  Compensation

         For the above services, the Developer shall be paid a total of Five Hundred and Fifty Thousand Dollars ($550,000), payable upon demand by the Developer.

         IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.

ROBERTS PROPERTIES RESIDENTIAL,           ROBERTS PROPERTIES, INC., a
L.P., a Georgia limited partnership                Georgia corporation

By:  Roberts Realty Investors, Inc.,      By: /s/ Anthony W. Shurtz
     its General Partner                     ---------------------------------
                                              Anthony W. Shurtz, Chief Financial
                                              Officer

By:    /s/ Charles R. Elliott
   ---------------------------------------------
    Charles R. Elliott, Chief Financial Officer